Exhibit 99.1

Tianyin Pharmaceutical Received Notices of Non-Compliance from NYSE MKT

Tianyin Pharmaceutical Inc. (NYSE MKT: TPI, the “Company”), a pharmaceutical company that specializes in the development and sale of patented biopharmaceutical medicine, modernized traditional Chinese medicine (TCM), branded generics and active pharmaceutical ingredients (API), today reported that, on October 15, 2014, it received a notice from the NYSE MKT Staff indicating that the Company is below certain of the continued listing standards of the NYSE MKT (the “Exchange”) as set forth in Sections 134 and 1101 of the NYSE MKT Company Guide, due to the delay in filing its Annual Report on Form 10-K for fiscal year ended June 30, 2014 (the “2014 Form 10-K”) beyond the extended filing due date of October 14, 2014. Under NYSE MKT rules, until the Company files its Form 10-K, its common stock will remain listed on the NYSE MKT under the symbol “TPI,” but will be assigned an “.LF” indicator to signify late filing status. Currently the Company is working diligently with the auditor to finish the audit and complete the 2014 10-K, and expect to file the 2014 Form 10-K by October 29, 2014.

Furthermore, on October 21, 2014, the Company received another notice from the Exchange regarding Company’s non-compliance with Section 803(B)(2)(a)(iii) of the NYSE MKT Company Guide indicating that the Company has failed to maintain at least one member of the Audit Committee who is financially sophisticated, due to the resignation of Mr. Bo Tan, who served as the Company's Independent Director and Chairman of Audit, Compensation and Nominating Committees until September 30, 2014. Under NYSE MKT rules, until the Company appoints someone who is financially sophisticated on the Audit Committee, a “.BC” indicator will be assigned to the Company’s symbol to signify the noncompliance with NYSE MKT continued listing standards. The Company is currently actively seeking candidates who are financially sophisticated to replace Mr. Tan to serve as Independent Director and Chairman of Audit, Compensation and Nominating Committees.

About TPI

Headquartered at Chengdu, China, TPI is a pharmaceutical company that specializes in the development, manufacturing, marketing and sales of patented biopharmaceutical, modernized traditional Chinese medicines, branded generics and active pharmaceutical ingredients (API). TPI currently manufactures a comprehensive portfolio of 58 products, 24 of which are listed in the highly selective national medicine reimbursement list, 10 are included in the essential drug list of China. TPI’s pipeline targets various high incidence healthcare indications. For more information about TPI, please visit: http://www.tianyinpharma.com

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release concerning Tianyin Pharmaceutical Inc. are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors include, but are not limited to, changes to the Company’s previously reported financial information as a result of the aforementioned re-audit and the risk that the Company will not be able to file the 2014 Form 10-K within 90 days of its due date. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s website at http://www.tianyinpharma.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release is as of October 21, 2014 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

For more information, please visit: http://www.tianyinpharma.com, or email: ir@tpi.asia

Tel: +86-28-8551-6696 (Chengdu, China)

Address:

Tianyin Pharmaceutical Inc.

23rd Floor, Unionsun Yangkuo Plaza

No. 2, Block 3, South Renmin Road

Chengdu, 610041

China